AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                                       AND
                        CONSOLIDATED BANK & TRUST COMPANY




                                February 10, 2005

                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS...............................................1
         1.1.     Certain Definitions.......................................1
ARTICLE II THE MERGER.......................................................7
         2.1.     Merger....................................................7
         2.2.     Closing; Effective Time...................................7
         2.3.     Articles of Incorporation and Bylaws......................7
         2.4.     Directors and Officers of Surviving Corporation...........7
         2.5.     Effects of the Merger.....................................8
         2.6.     Tax Consequences..........................................8
         2.7.     Possible Alternative Structures...........................8
ARTICLE III CONVERSION OF SHARES............................................9
         3.1.     Conversion of CB&T Common Stock; Merger Consideration.....9
         3.2.     Procedures for Exchange of CB&T Common Stock.............10
         3.3.     Reservation of Shares....................................12
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CB&T..........................12
         4.1.     Standard.................................................13
         4.2.     Organization.............................................13
         4.3.     Capitalization...........................................13
         4.4.     Authority; No Violation..................................14
         4.5.     Consents.................................................15
         4.6.     Financial Statements.....................................15
         4.7.     Taxes....................................................16
         4.8.     No Material Adverse Effect...............................16
         4.9.     Material Contracts; Leases; Defaults.....................16
         4.10.    Ownership of Property; Insurance Coverage................17
         4.11.    Legal Proceedings........................................18
         4.12.    Compliance With Applicable Law...........................19
         4.13.    Employee Benefit Plans...................................20
         4.14.    Brokers, Finders and Financial Advisors..................23
         4.15.    Environmental Matters....................................23
         4.16.    Loan Portfolio...........................................24
         4.17.    Securities Documents.....................................25
         4.18.    Related Party Transactions...............................26
         4.19.    Deposits.................................................26
         4.20.    Antitakeover Provisions Inapplicable; Required Vote......26
         4.21.    Registration Obligations.................................26
         4.22.    Risk Management Instruments..............................26
         4.23.    Intellectual Property....................................27
ARTICLE V REPRESENTATIONS AND WARRANTIES OF AANB...........................27
         5.1.     Standard.................................................27
         5.2.     Organization.............................................27
         5.3.     Capitalization...........................................28
         5.4.     Authority; No Violation..................................28
         5.5.     Consents.................................................29
         5.6.     Financial Statements.....................................29

         5.7.     Taxes....................................................30
         5.8.     No Material Adverse Effect...............................30
         5.9.     Ownership of Property; Insurance Coverage................30
         5.10.    Legal Proceedings........................................31
         5.11.    Compliance With Applicable Law...........................31
         5.12.    AANB Common Stock........................................32
         5.13.    Material Contracts; Leases, Defaults.....................32
         5.14.    Securities Documents.....................................32
ARTICLE VI COVENANTS OF CB&T...............................................33
         6.1.     Conduct of Business......................................33
         6.2.     Current Information......................................36
         6.3.     Access to Properties and Records.........................36
         6.4.     Financial and Other Statements...........................37
         6.5.     Maintenance of Insurance.................................37
         6.6.     Disclosure Supplements...................................37
         6.7.     Consents and Approvals of Third Parties..................38
         6.8.     All Reasonable Efforts...................................38
         6.9.     Failure to Fulfill Conditions............................38
         6.10.    No Solicitation..........................................38
         6.11.    Reserves and Merger-Related Costs........................39
ARTICLE VII COVENANTS OF AANB..............................................40
         7.1.     Conduct of Business......................................40
         7.2.     Disclosure Supplements...................................40
         7.3.     Consents and Approvals of Third Parties..................40
         7.4.     All Reasonable Efforts...................................40
         7.5.     Failure to Fulfill Conditions............................41
         7.6.     Employee Benefits........................................41
         7.7.     Directors and Officers Indemnification and Insurance.....41
         7.8.     Stock Listing............................................43
         7.9.     Employee Proceedings.....................................43
         7.10.    Access to Properties and Records.........................43
         7.11.    Capital Contribution.....................................43
ARTICLE VIII REGULATORY AND OTHER MATTERS..................................43
         8.1.     Meetings of Stockholders.................................43
         8.2.     Proxy Statement-Prospectus; Merger Registration
                     Statement.............................................44
         8.3.     Regulatory Approvals.....................................44
         8.4.     Affiliates...............................................45
ARTICLE IX CLOSING CONDITIONS..............................................45
         9.1.     Conditions to Each Party's Obligations under this
                     Agreement.............................................45
         9.2.     Conditions to the Obligations of AANB under this
                     Agreement.............................................47
         9.3.     Conditions to the Obligations of CB&T under this
                     Agreement.............................................47
ARTICLE X THE CLOSING......................................................48
         10.1.    Time and Place...........................................48
         10.2.    Deliveries at the Pre-Closing and the Closing............48
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER...............................49
         11.1.    Termination..............................................49

         11.2.    Effect of Termination....................................50
         11.3.    Amendment, Extension and Waiver..........................51
ARTICLE XII MISCELLANEOUS..................................................52
         12.1.    Confidentiality..........................................52
         12.2.    Public Announcements.....................................52
         12.3.    Survival.................................................52
         12.4.    Notices..................................................52
         12.5.    Parties in Interest......................................53
         12.6.    Complete Agreement.......................................53
         12.7.    Counterparts.............................................54
         12.8.    Severability.............................................54
         12.9.    Governing Law............................................54
         12.10.   Interpretation...........................................54
         12.11.   Specific Performance.....................................54


Exhibit A       Form of Voting Agreement
Exhibit B       Form of Affiliates Agreement

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of February 10, 2005, by and between ABIGAIL ADAMS NATIONAL BANCORP, INC., a Delaware corporation ("AANB"), and CONSOLIDATED BANK & TRUST COMPANY, a Virginia chartered commercial bank ("CB&T").

         WHEREAS, the Board of Directors of each of AANB and CB&T (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors;

         WHEREAS, in accordance with the terms of this Agreement, a to be f ormed, wholly-owned subsidiary of AANB will merge with and into CB&T (the "Merger"). Concurrently, shareholders of CB&T shall exchange their shares of CB&T for shares of AANB;

         WHEREAS, as a condition to the willingness of AANB to enter into this Agreement, each of the directors and executive officers of CB&T have entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with AANB (the "Voting Agreement"), pursuant to which each such director and executive officer has agreed, among other things, to vote all shares of common stock of CB&T owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements;

         WHEREAS, the parties currently intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

         1.1.    Certain Definitions.

         As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires references to Articles and Sections refer to Articles and Sections of this Agreement).

         "AANB" shall mean Abigail Adams National Bancorp, Inc., a Delaware corporation, with its principal executive offices located at 1130 Connecticut Avenue, N.W., Suite 200, Washington, D.C. 20036.

         "AANB Common Stock" shall mean the common stock, par value $.01 per share, of AANB.

         "AANB DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by AANB to CB&T specifically referring to the appropriate section of this Agreement.

         "AANB Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of AANB as of December 31, 2003 and 2002 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of AANB for each of the three years ended December 31, 2003, 2002 and 2001, as set forth in AANB's annual report for the year ended December 31, 2003, and (ii) the unaudited interim consolidated financial statements of AANB as of the end of the nine month period ended September 30, 2004, and for the periods then ended, as filed by AANB in its Securities Documents.

         "AANB Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by AANB or The Adams National Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of The Adams National Bank.

         "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

         "Agreement" means this agreement, and any amendment hereto.

         "Average Closing Price of AANB Common Stock" shall mean the average of the daily closing sales prices of a share of AANB Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days immediately preceding the Closing Date.

         "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the OCC, FDIC, the Bureau and the FRB, which regulates The Adams National Bank or CB&T, or any of their respective holding companies or subsidiaries, as the case may be.

         "Bureau" shall mean the Bureau of Financial Institutions of the Commonwealth of Virginia, State Corporation Commission.

         "CB&T" shall mean Consolidated Bank & Trust Company, with its principal offices located at 320 North First Street, Richmond, Virginia 23219.

         "CB&T Common Stock" shall mean the common stock, par value $10 per share, of CB&T.

         "CB&T DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by CB&T to AANB specifically referring to the a ppropriate section of this Agreement.

         "CB&T Financial Statements" shall mean (i) the audited statements of financial condition (including related notes and schedules, if any) of CB&T as of December 31, 2003 and 2002 and the statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of CB&T for each of the three years ended December 31, 2003, 2002 and 2001, as set forth in CB&T's annual report for the year ended December 31, 2003 and (ii) the unaudited interim consolidated financial statements of CB&T as of the end of the nine month period ended September 30, 2004 and for the periods then ended, as filed by CB&T with the FRB.

         "CB&T Stock Benefit Plans" shall mean any and all stock based benefit plans and amendments thereto.

         "CB&T Stockholders Meeting" shall have the meaning set forth in
Section 8.1.1.

         "CB&T Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by CB&T, except any corporation the stock of which is held in the ordinary course of the lending activities of CB&T.

         "Certificate" shall mean a certificate evidencing shares of CB&T Common Stock.

         "Closing" shall have the meaning set forth in Section 2.2.

         "Closing Date" shall have the meaning set forth in Section 2.2.

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreements" shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

         "DGCL" shall mean the Delaware General Corporation Law.

         "Dissenting Shares" shall have the meaning set forth in Section 3.1.4.

         "Dissenting Stockholder" shall have the meaning set forth in Section 3.1.4.

         "Effective  Time" shall mean the date and time  specified  pursuant to
 Section 2.2 hereof as the effective time of the Merger.

         "Environmental Laws" means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource) and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production,
release or disposal of  Materials  of  Environmental   Concern.  The  term
Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq.; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean American Stock Transfer & Trust Company, or such other bank or trust company or other agent designated by AANB, and reasonably acceptable to CB&T, which shall act as agent for AANB in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

         "Exchange Fund" shall have the meaning set forth in Section 3.2.1.

         "Exchange Ratio" shall mean the number of shares (or fraction of a share) of AANB Common Stock into which a share of CB&T Common Stock shall be converted which shall be equal to the amount (rounded to the nearest one thousandth) as set forth below:

              (i) If the Average Closing Price of AANB Common Stock is not less than $14.82 and is not more than $22.24, the Exchange Ratio shall be 0.534;

             (ii) If the Average Closing price of AANB Common Stock is more than $22.24, the Exchange Ratio shall be calculated by dividing $11.87 by the Average Closing Price of AANB Common Stock; and

            (iii) If the Average Closing Price of AANB Common Stock is less than $14.82, AANB shall in its sole discretion pay for CB&T Common Stock based upon either (i) an Exchange Ratio calculated by dividing $7.91 by the Average Closing Price of AANB Common Stock, or (ii) cash in the amount of $7.91 per CB&T Common Stock share.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" shall mean accounting principles generally accepted in the United States of America.

         "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

         "IRS" shall mean the United States Internal Revenue Service.

         "Proxy Statement-Prospectus" shall have the meaning set forth in
Section 8.2.1.

         "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known by the current executive officers and directors of such Person, and includes any and all facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer or director of that Person.

         "Loan Property" shall have the meaning set forth in Section 4.15.2.

         "Material Adverse Effect" shall mean, with respect to AANB or CB&T, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of AANB and its Subsidiaries taken as a whole, or CB&T and its Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of either CB&T, on the one hand, or AANB, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions generally or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Disclosure Schedules) and (e) any change in the value of the securities portfolio of AANB or CB&T, respectively, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

         "Merger" shall mean the merger of a to be formed wholly-owned subsidiary of AANB with and into CB&T pursuant to the terms hereof.

         "Merger Consideration" shall mean the AANB Common Stock or cash, to be paid by AANB for each share of CB&T Common Stock, as set forth in
Section 3.1.

         "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of AANB Common Stock to be offered to holders of CB&T Common Stock in connection with the Merger.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Nasdaq" shall mean the Nasdaq Stock Market.

         "OCC" shall mean the Office of the Comptroller of the Currency.

         "Participation Facility" shall have the meaning set forth in
Section 4.15.2.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" shall have the meaning set forth in Section 4.13.2.

         "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, trust "group" (as that term is defined under the Exchange Act) or entity.

         "Regulatory Agreement" shall have the meaning set forth in
Section 4.12.3.

         "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger and the related transactions contemplated by this Agreement.

         "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

         "SBA" shall mean the Small Business Administration or any successor thereto.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

         "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

         "Termination Date" shall mean September 30, 2005.

         "Virginia Banking Law" shall mean Title 6 of the Code of Virginia of 1950, Virginia Banking Act as amended, and the Rules and Regulations promulgated thereunder, as amended, as administered by the Bureau.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1.     Merger.

         Subject to the terms and conditions of this Agreement, at the Effective Time, a to be formed wholly-owned subsidiary of AANB shall merge with CB&T, with CB&T as the resulting or surviving corporation (the "Surviving Corporation"). As part of the Merger, each share of CB&T Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

2.2.     Closing; Effective Time.

         Subject to the satisfaction or waiver of all conditions to closing contained in Article IX hereof, the Closing shall occur no later than five
 (5) business days following the latest to occur of (i) the receipt of all required Regulatory Approvals, and the expiration of any applicable waiting periods, (ii) the approval of the Merger by the stockholders of CB&T, or
(iii) at such other date or time upon which AANB and CB&T  mutually  agree
(the "Closing"). The Merger shall be effected by the filing of a certificate of merger with the Virginia State Corporation Commission on the day of the Closing (the "Closing Date"), in accordance with Virginia Law. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Virginia State Corporation Commission, or as otherwise stated in the certificate of merger, in accordance with Virginia Law.

2.3.      Articles of Incorporation and Bylaws.

         The Articles of Incorporation and Bylaws of CB&T as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

2.4.     Directors and Officers of Surviving Corporation.

         The directors of the Surviving  Corporation shall consist of Doretha
P. Fowlkes, Benjamin J. Lambert, III and Sid H. Credle and (4) four directors to be designated by AANB, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. he officers of CB&T immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

2.5.     Effects of the Merger.

         At and after the Effective Time, the Merger shall have the effects as set forth in the Virginia Stock Corporation Act.

2.6.     Tax Consequences.

         It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections
354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code other than is contemplated by this Agreement. Following the Closing, neither AANB nor CB&T nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Each of AANB and CB&T hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinions.

2.7.     Possible Alternative Structures.

         Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time AANB shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) that there are no adverse Federal or state income tax consequences to CB&T stockholders as a result of the modification; (ii) the consideration to be paid to the holders of CB&T Common Stock under this Agreement is not thereby changed in kind or value, or reduced in amount; and (iii) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.8      CB&T Branch.

         AANB agrees that so long as it maintains a branch in the Jackson Ward area of the City of Richmond, Virginia such branch shall be designated as the Consolidated Branch.

                                   ARTICLE III
                              CONVERSION OF SHARES

3.1.     Conversion of CB&T Common Stock; Merger Consideration.

         At the Effective Time, by virtue of the Merger and without any action on the part of AANB, CB&T or the holders of any of the shares of CB&T Common Stock, the Merger shall be effected in accordance with the following terms:

         3.1.1. Each share of AANB Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

         3.1.2. All shares of CB&T Common Stock held in the treasury of CB&T and each share of CB&T Common Stock owned by AANB or any direct or indirect wholly owned subsidiary of AANB or of CB&T immediately prior to the Effective Time (other than shares held in a fiduciary capacit or in connection with debts previously contracted) ("Treasury Stock"), shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

         3.1.3. Each share of CB&T Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive shares of AANB Common Stock based on the Exchange Ratio in place as of the Closing Date or cash as set forth in (iii) to the definition of "Exchange Ratio" at Section 1.1. (the "Merger Consideration").

         3.1.4. Each outstanding share of CB&T Common Stock the holder of which has perfected his right to dissent under Virginia law and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by Virginia law. CB&T shall give AANB prompt notice upon receipt by CB&T of any such demands for payment of the fair value of such shares of CB&T Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"), and AANB shall have the right to participate in all negotiations and proceedings with respect to any such demands. CB&T shall not, except with the prior written consent of AANB, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under Virginia law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

         3.1.5. If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of CB&T Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.

         3.1.6. After the Effective Time, shares of CB&T Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section be the right to receive the Merger Consideration.

         3.1.7. In the event AANB changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of AANB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding AANB Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange
Ratio shall be proportionately and appropriately adjusted; provided, that no such adjustment shall be made with regard to AANB Common Stock if AANB issues additional shares of AANB Common Stock and receives fair market value consideration for such shares or if AANB issues shares of AANB common stock through the exercise of options which have been granted or are available for grant pursuant to previously adopted stock benefit plans.

         3.1.8. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of AANB Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to AANB Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of AANB. In lieu of the issuance of any such fractional share, AANB shall pay to each former holder of CB&T Common Stock who otherwise would be entitled to receive a fractional share of AANB Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of AANB Common Stock as reported on the Nasdaq for the ten (10) consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of CB&T Common Stock owned by a CB&T stockholder shall be combined so as to calculate the maximum number of whole shares of AANB Common Stock issuable to such CB&T stockholder.

3.2.     Procedures for Exchange of CB&T Common Stock.

         3.2.1. AANB to Make Merger Consideration Available. No later than the Closing Date, AANB shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of CB&T Common Stock or cash, for exchange in accordance with this Section 3.2, certificates representing the shares of AANB Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this
Article III (such cash and certificates for shares of AANB Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the "Exchange Fund").

         3.2.2. Exchange of Certificates. AANB shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the CB&T Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of CB&T common stock shall have become entitled pursuant to Section 3.1.3 and 3.18 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

         3.2.3.   Rights of  Certificate  Holders after the Effective Time.
The holder of a Certificate that prior to the Merger represented issued and outstanding CB&T Common Stock shall have no rights, after the Effective Time, with respect to such CB&T Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to AANB Common Stock or interest with respect to cash shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.2. After the surrender of a Certificate in accordance with this Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of AANB Common Stock represented by such Certificate.

         3.2.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         3.2.5. Closing of Transfer Books. rom and after the Effective Time, there shall be no transfers on the stock transfer books of CB&T of the CB&T Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.2.

         3.2.6.   Return of Exchange  Fund. At any time  following  the twelve
(12) month period after the Effective Time, AANB shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to AANB (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither AANB nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

         3.2.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by AANB, the posting by such person of a bond in such amount as AANB may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

         3.2.8. Withholding. AANB or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of CB&T Common Stock such amounts as AANB (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by AANB or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the CB&T Common Stock in respect of whom such deduction and withholding were made by AANB or the Exchange Agent and such amounts shall be delivered to the applicable taxing authorities.

3.3.     Reservation of Shares.

         AANB shall reserve for issuance a sufficient number of shares of the AANB Common Stock for the purpose of issuing shares of AANB Common Stock to the CB&T stockholders in accordance with this Article III.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF CB&T

         CB&T represents and warrants to AANB that the statements contained in this Article IV are correct as of the date of this Agreement, except as set forth in the CB&T DISCLOSURE SCHEDULE delivered by CB&T to AANB on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. CB&T has made a good faith effort to ensure that the disclosure on each schedule of the CB&T DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the CB&T DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably apparent that such item applies to such other schedule.

4.1.     Standard.

         No representation or warranty of CB&T contained in this Article IV shall be deemed untrue or incorrect, and CB&T shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the second sentence of Section 4.2.1 and the last sentence of Section 4.2.2), 4.3, 4.4, 4.13.4, 4.13.6, 4.13.9, 4.13.10,
4.13.11 and 4.13.13, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

4.2.     Organization.

         4.2.1. CB&T is a Virginia chartered bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The deposits of CB&T are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by CB&T when due. CB&T is regulated by the FRB.

         4.2.2. CB&T DISCLOSURE SCHEDULE 4.2.2 sets forth each CB&T Subsidiary. Each CB&T Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

         4.2.3. The respective minute books of CB&T and each CB&T Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of director (including committees) since January 1, 2002.

         4.2.4. Prior to the date of this Agreement, CB&T has made available to AANB true and correct copies of the articles of incorporation or charter and bylaws of CB&T and each CB&T Subsidiary. CB&T DISCLOSURE SCHEDULE 4.2.4 sets forth any and all current noncompliance with CB&T's charter and bylaws. Such noncompliance has not, and will not have, a Material Adverse Effect on CB&T.

4.3.     Capitalization.

         4.3.1. The authorized capital stock of CB&T consists of 2,000,000 shares of CB&T Common Stock, of which 260,488 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 500,000 shares of preferred stock, $10 par value ("CB&T Preferred Stock"), none of which are outstanding. There are no shares of CB&T Common Stock held by CB&T as treasury stock. CB&T has no outstanding options, warrants or other rights which are convertible into shares of CB&T Common Stock or CB&T Preferred Stock. Neither CB&T nor any CB&T Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of CB&T Common Stock, or any other security of CB&T or any securities representing the right to vote, purchase or otherwise receive any shares of CB&T Common Stock or any other security of CB&T, other than shares issuable under the CB&T Stock Benefit Plans. CB&T DISCLOSURE SCHEDULE 4.3.1 sets forth: the name of each holder of an award granted under any CB&T Stock Benefit Plan, identifying the nature, number of shares, grant and vesting dates of the award.

         4.3.2. Except for the CB&T Subsidiaries and as set forth in CB&T Disclosure Schedule 4.3.2, CB&T does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of CB&T or any CB&T Subsidiary, equity interests held by CB&T Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of CB&T Subsidiaries. CB&T owns all of the outstanding shares of capital stock of each CB&T Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

         4.3.3.   To CB&T's Knowledge,  except as set forth on CB&T DISCLOSURE
SCHEDULE 4.3.3, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of CB&T Common Stock.

         4.3.4. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which CB&T's stockholders may vote has been issued by CB&T and are outstanding.

4.4.     Authority; No Violation.

         4.4.1. CB&T has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.3 and the approval of this Agreement by CB&T's stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CB&T and the completion by CB&T of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of CB&T. This Agreement has been duly and validly executed and delivered by CB&T, and subject to approval by the stockholders of CB&T and receipt of the Regulatory Approvals, constitutes the valid and binding obligation of CB&T, enforceable against CB&T in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

         4.4.2.   (A) The  execution  and  delivery of this Agreement by  CB&T,
(B) subject to receipt of Regulatory Approvals, and CB&T's and AANB's compliance with any conditions contained therein, and subject to the receipt of the approval of the stockholders of CB&T, the consummation of the transactions contemplated hereby, and (C) compliance by CB&T with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of CB&T or any CB&T Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CB&T or any CB&T Subsidiary or any of their respective properties or assets; or (iii) except as set forth in CB&T DISCLOSURE SCHEDULE 4.4.2, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of CB&T or any CB&T Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which CB&T is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on CB&T and the CB&T Subsidiaries taken as a whole.

4.5.     Consents.

         Except for the regulatory approvals referred to in Section 8.3 hereof and consents set forth in CB&TDISCLOSURE SCHEDULE 4.5 and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of CB&T, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to CB&T's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by CB&T, and the completion by CB&T of the Merger. To CB&T's knowledge, it has not received notice as of the date hereof that any Bank Regulator intends to disapprove or object to the completion of the transactions contemplated by this Agreement.

4.6.     Financial Statements.

         4.6.1. CB&T has previously made available to AANB the CB&T Financial Statements. Except as disclosed in CB&T DISCLOSURE SCHEDULE 4.6, the CB&T Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of CB&T and the CB&T Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements as permitted by Form 10-Q.

         4.6.2. Except as disclosed in CB&T DISCLOSURE SCHEDULE 4.6, at the date of each balance sheet included in the CB&T Financial Statements, CB&T did not have any liability, obligation or loss contingency of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such CB&T Financial Statements or in the footnotes thereto which were not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which were not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

4.7.     Taxes.

         Except as set forth in CB&T DISCLOSURE SCHEDULE 4.7, CB&T and the CB&T Subsidiaries that are at least 80 percent owned by CB&T are members of the same affiliated group within the meaning of Code Section 1504(a) and (A) CB&T has duly filed all federal, state and material local tax returns required to be filed by or with respect to CB&T and each Significant Subsidiary of CB&T on or prior to the Closing Date, taking into account any extensions (all such returns, to CB&T's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from CB&T and any Significant Subsidiary of CB&T by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined, (B) as of the date of this Agreement, CB&T has received no written notice of, and to CB&T's Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of CB&T or any of its Significant Subsidiaries, and no claim has been made by any authority in a jurisdiction where CB&T or any of its Significant Subsidiaries do not file tax returns that CB&T or any such Significant Subsidiary is subject to taxation in that jurisdiction and (C) CB&T and its Significant Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. CB&T and each of its Significant Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and CB&T and each of its Significant Subsidiaries, to CB&T's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

4.8.     No Material Adverse Effect.

         Except as disclosed in CB&T DISCLOSURE SCHEDULE 4.8, CB&T and the CB&T Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on CB&T and the CB&T Subsidiaries, taken as a whole.

4.9.     Material Contracts; Leases; Defaults.

         4.9.1. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.9.1, neither CB&T nor any CB&T Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of CB&T or any CB&T Subsidiary, except for "at will" arrangements; (ii) any plan or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of CB&T or any CB&T Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of CB&T or any CB&T Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by CB&T or any CB&T Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which CB&T or any CB&T Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to AANB or any AANB Subsidiary; (vi) any other agreement, written or oral, that obligates CB&T or any CB&T Subsidiary for the payment of more than $100,000 annually; or (vii) any agreement
(other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by CB&T or any CB&T Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

         4.9.2. Each real estate lease that will require the consent of the lessor or its agent or the assignment to AANB as a result of the Merger by virtue of the terms of any such lease, is listed in CB&T DISCLOSURE
SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither CB&T nor any CB&T Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to AANB on or before the date hereof, are listed on CB&T
DISCLOSURE SCHEDULE 4.9.1 and 4.9.2 and are in full force and effect on the date hereof. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which CB&T or any CB&T Subsidiary is a party or under which CB&T or any CB&T Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of CB&T or any CB&T Subsidiary or upon the occurrence of a subsequent event; or (y) requires CB&T or any CB&T Subsidiary to provide a benefit in the form of CB&T Common Stock or determined by reference to the value of CB&T Common Stock. CB&T DISCLOSURE SCHEDULE 4.9.3 sets forth an analysis of CB&T Pension Fund liability including the amounts that are funded and unfunded.

4.10.    Ownership of Property; Insurance Coverage.

          4.10.1. CB&T and each CB&T Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by CB&T or each CB&T Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent CB&T Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no material encumbrances, liens, mortgages, security interests or pledges, except
(i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by a CB&T Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. CB&T and the CB&T Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by CB&T and the CB&T Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the CB&T Financial Statements.

         4.10.2. With respect to all material agreements pursuant to which CB&T or any CB&T Subsidiary has purchased securities subject to an agreement to resell, if any, CB&T or such CB&T Subsidiary, as the case may be, has a lien or security interest (which to CB&T's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         4.10.3. CB&T and each Significant Subsidiary of CB&T currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither CB&T nor any Significant Subsidiary of CB&T has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or
(ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by CB&T or any Significant Subsidiary of CB&T under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three (3) years CB&T and each Significant Subsidiary of CB&T has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. CB&T DISCLOSURE SCHEDULE 4.10.3 identifies all policies of insurance maintained by CB&T and each Significant Subsidiary of CB&T as well as the other matters required to be disclosed under this Section.

4.11.    Legal Proceedings.

         Except as set forth in CB&T DISCLOSURE SCHEDULE 4.11, neither CB&T nor any CB&T Subsidiary is a party to any, and there are no pending or, to CB&T's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against CB&T or any CB&T Subsidiary, (ii) to which CB&T or any CB&T Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of CB&T to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry referred to in clauses
(i) and (ii) which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

      ]

4.12.    Compliance With Applicable Law.

         4.12.1. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.12.1, To CB&T's Knowledge, each of CB&T and each CB&T Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, The Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977 ("CRA"), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither CB&T nor any CB&T Subsidiary has received any written notice to the contrary.

         4.12.2. Each of CB&T and each CB&T Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of CB&T, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

         4.12.3. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.12.3 for the period beginning January 1, 2002, neither CB&T nor any CB&T Subsidiary has received any written notification or, to CB&T's Knowledge, any other communication from any Bank Regulator (i) asserting that CB&T or any CB&T Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to CB&T or any CB&T Subsidiary; (iii) requiring or threatening to require CB&T or any CB&T Subsidiary, or indicating that CB&T or any CB&T Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of CB&T or any CB&T Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of CB&T or any CB&T Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Except as set forth in CB&T DISCLOSURE SCHEDULE 4.12.3, neither CB&T nor any CB&T Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. Any such Regulatory Agreement and all correspondence relating thereto is set forth in CB&T DISCLOSURE SCHEDULE 4.12.3. The most recent regulatory rating given to CB&T as to compliance with the CRA is satisfactory or better.

4.13.    Employee Benefit Plans.

         4.13.1. CB&T DISCLOSURE SCHEDULE 4.13.1 includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by CB&T or any CB&T Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of CB&T or any CB&T Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Compensation and Benefit Plans"). Except as set forth in CB&T DISCLOSURE SCHEDULE 4.13.1, neither
CB&T nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof. CB&T has made available to AANB true and correct copies of the Compensation and Benefit Plans. There are no outstanding unvested or unexercised awards under any CB&T benefit plans and there are no awards available for issuance under any such plan.

         4.13.2. Except as disclosed in CB&T DISCLOSURE SCHEDULE 4.13.2, each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and CB&T is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of CB&T, threatened action, suit or claim relating to any of the Compensation and Benefit Plans
(other than routine claims for benefits). Neither CB&T nor any CB&T ubsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject CB&T or any CB&T Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

         4.13.3. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.13.3, no liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by CB&T or any of its Subsidiaries to be incurred with respect to any CB&T Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("CB&T Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by CB&T or any entity which is considered one employer with CB&T under Section 4001(b)(1) of ERISA or
Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). To the Knowledge of CB&T and any CB&T Subsidiary, except as set forth in CB&T DISCLOSURE SCHEDULE 4.13.3, no CB&T Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.13.3, the fair market value of the assets of each CB&T Defined Benefit Plan exceeds the present value of the benefits guaranteed under Section 4022 of ERISA under such CB&T Defined

Benefit Plan as of the end of the most recent plan year with respect to the respective CB&T Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such CB&T Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for an y CB&T Defined Benefit Plan within the 12-month period ending on the date hereof. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.13.3, neither CB&T nor any of its Subsidiaries has provided, or is required to provide, security to any CB&T Defined Benefit
Plan or to any  single-employer  plan of an ERISA  Affiliate  pursuant to
Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. To the Knowledge of CB&T, and except as set forth in CB&T DISCLOSURE
SCHEDULE 4.13.3, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan.

         4.13.4. With respect to any CB&T Defined Benefit Plan that is a "multi-employer plan" as such term is defined in section 3(37) of ERISA, covering employees of CB&T or any ERISA Affiliate, (i) neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA, (ii) no event has occurred, and no circumstances exist, that alone or with the passage of time present a material risk of a complete or partial withdrawal, and (iii) neither CB&T or any ERISA Affiliate has any contingent liability under section 4204 of ERISA and no circumstances exist that present a material risk that any such plan will go into reorganization CB&T DISCLOSURE SCHEDULE 4.13.4 lists CB&T's best estimate of the amount of withdrawal liability that would be incurred if CB&T and each ERISA Affiliate were to make a complete withdrawal from such plan as of the Effective Time and also states the aggregate withdrawal liability of CB&T and the ERISA Affiliates. There are no "unfunded vested benefits" (within the meaning of section 4211 of ERISA) as of the end of the most recently completed plan year and as of the date of this Agreement.

         4.13.5. All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which CB&T or any CB&T Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on CB&T's consolidated financial statements to the extent required by GAAP. CB&T and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

         4.13.6. Neither CB&T nor any CB&T Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.13.6, there has been no communication to employees by CB&T or any CB&T Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

         4.13.7. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.13.7, CB&T and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

         4.13.8. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.13.8, with respect to each Compensation and Benefit Plan, if applicable, CB&T has provided or made available to AANB copies of the: (A) trust instruments and insurance contracts, (B) two (2) most recent Forms 5500 filed with the IRS, (C) two (2) most recent actuarial report and financial statement;
(D) most recent summary plan description, (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years, and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), if applicable.

         4.13.9. The consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective
Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or
(C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

         4.13.10. Neither CB&T nor any CB&T Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

         4.13.11. To the Knowledge of CB&T, the consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of CB&T or any CB&T Subsidiary to any actual or deemed payment (or benefit) which could constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

         4.13.12. There are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

         4.13.13. CB&T DISCLOSURE SCHEDULE 4.13.13 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, change in control agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by CB&T or any CB&T Subsidiary for the benefit of officers, employee or directors of CB&T or any CB&T Subsidiary (the "Benefits Schedule"), assuming their employment or service is terminated as of December 31, 2004 and the Closing Date occurs on such date and based on the other assumptions specified in such schedule.
No other individuals are entitled to benefits under any such plans.

4.14.    Brokers, Finders and Financial Advisors.

         Neither CB&T nor any CB&T Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor other than Ewing Bemiss & Co. and Keller & Company,
Inc. in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person other than Ewing Bemiss & Co. and Keller & Company, Inc. in connection with the transactions contemplated by this Agreement. CB&T DISCLOSURE SCHEDULE 4.14 sets forth the executed engagement letters between CB&T and Ewing Bemiss & Co. and Keller & Company, Inc.

4.15.    Environmental Matters.

         4.15.1.  Except  as may be set  forth  in CB&T  DISCLOSURE  SCHEDULE
4.15 and any Phase I Environmental Report identified therein, with respect to CB&T and each CB&T Subsidiary:

        (A) Each of CB&T and the CB&T Subsidiaries and, to CB&T's Knowledge, the Participation Facilities and Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

        (B) CB&T has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to CB&T's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the CB&T Subsidiaries or any Participation Facility
(x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the CB&T Subsidiaries or any Participation Facility;

        (C) CB&T has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to CB&T's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or CB&T or any of the CB&T Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

             (D) To CB&T's Knowledge, the properties currently owned or operated by CB&T or any CB&T Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

             (E) Neither CB&T nor any CB&T Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

             (F) To CB&T's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by CB&T or any of the CB&T Subsidiaries or any Participation Facility, and to CB&T's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by CB&T or any of the CB&T Subsidiaries or any Participation Facility; and

             (G) To CB&T's Knowledge, during the period of (s) CB&T's or any of the CB&T Subsidiaries' ownership or operation of any of their respective current properties or (t) CB&T's or any of the CB&T Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To CB&T's Knowledge, prior to the period of (x) CB&T's or any of the CB&T Subsidiaries' ownership or operation of any of their respective current properties or (y) CB&T's or any of the CB&T Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

         4.15.2. "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

4.16.    Loan Portfolio.

         4.16.1. The allowance for loan losses reflected in the notes to CB&T's audited consolidated statement of financial condition at December 31, 2003 was, and the allowance for loan losses shown in the notes to the CB&T's unaudited consolidated financial statements for periods ending after December 31, 2003 were, or will be, adequate, as of the dates thereof, under GAAP.

         4.16.2.  CB&T  DISCLOSURE  SCHEDULE  4.16.2  sets forth a  listing, as of the most recently available date, by account, of: (A) each borrower, customer or other party which has notified CB&T or any other CB&T Subsidiary during the past twelve months of, or has asserted against CB&T or any other CB&T Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of CB&T, each borrower, customer or other party which has given CB&T or any other CB&T Subsidiary any oral notification of, or orally asserted to or against CB&T or any other CB&T Subsidiary, any such claim; and (B) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or  interest,  (2)
that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by CB&T or any other CB&T Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

         4.16.3. All loans receivable (including discounts) and accrued interest entered on the books of CB&T and the CB&T Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of CB&T's or the appropriate CB&T Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in CB&T DISCLOSURE SCHEDULE 4.16.3. To the Knowledge of CB&T, the loans, discounts and the accrued interest reflected on the books of CB&T and the CB&T Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in CB&T DISCLOSURE SCHEDULE 4.16.3, all such loans are owned by CB&T or the appropriate CB&T Subsidiary free and clear of any liens.

         4.16.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

4.17.    Securities Documents.

         CB&T has made available to AANB copies of its (i) annual reports on Form 10-K for the years ended December 31, 2003, 2002 and 2001, (ii) quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004, and (iii) proxy materials used or for use in connection with its meetings of stockholders held in 2004, 2003 and 2002. Such reports and proxy materials complied, at the time filed with the FRB, in all material respects, with the applicable regulations of the FRB.

4.18.    Related Party Transactions.

         Except as described in CB&T's Proxy Statement distributed in connection with the annual meeting of stockholders held in June 2004 (which has previously been provided to AANB), or as set forth in CB&T DISCLOSURE
SCHEDULE 4.18, neither CB&T nor any CB&T Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of CB&T or any CB&T Subsidiary. Except as described in CB&T's Proxy Statement, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. No loan or credit accommodation to any Affiliate of CB&T or any CB&T Subsidiary is presently in default or, during the three (3) year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to CB&T's loan modification policy that is applicable to all Persons. Neither CB&T nor any CB&T Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by CB&T is inappropriate.

4.19.    Deposits.

         None of the deposits of any CB&T Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

4.20.    Antitakeover Provisions Inapplicable; Required Vote.

         The Board of Directors of CB&T has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of CB&T) necessary to exempt AANB, the Merger, this Agreement and the transactions contemplated hereby from Article 14.1 of the Virginia Stock Corporation Act. The affirmative vote of a majority of the issued and outstanding shares of CB&T Common Stock is required to approve this Agreement and the Merger under CB&T's articles of incorporation and Virginia law.

4.21.    Registration Obligations.

         Neither CB&T nor any CB&T Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act, or with the FRB.

4.22.    Risk Management Instruments.

         All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for CB&T's own account, or for the account of one or more of CB&T's Subsidiaries or their customers (all of which are set forth in CB&T DISCLOSURE SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of CB&T and each CB&T Subsidiary, with counterparties believed to be financially responsible at the time; and to CB&T's and each CB&T Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of CB&T or such CB&T Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither CB&T nor any CB&T Subsidiary, nor, to the Knowledge of CB&T, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

4.23.    Intellectual Property.

         CB&T and each Significant Subsidiary of CB&T owns or, to CB&T's Knowledge, possesses valid and binding licenses and other rights to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither CB&T nor any Significant Subsidiary of CB&T has received any notice of conflict with respect thereto that asserts the rights of others. CB&T and each Significant Subsidiary of CB&T have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF AANB

         AANB represents and warrants to CB&T that the statements contained in this Article V are correct as of the date of this Agreement, except as set forth in the AANB DISCLOSURE SCHEDULE delivered by AANB to CB&T on the date hereof. AANB has made a good faith effort to ensure that the disclosure on each schedule of the AANB DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, or purposes of the AANB DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably apparent that such item applies to such other schedule. References to the Knowledge of AANB shall include the Knowledge of The Adams National Bank.

5.1.          Standard.

         No representation or warranty of AANB contained in this Article V shall be deemed untrue or incorrect, and AANB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 5.2, 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

5.2.     Organization.

          5.2.1. AANB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. AANB has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

        5.2.2. The Adams National Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States.
The deposits of The Adams National Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Adams National Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

        5.2.3. AANB DISCLOSURE SCHEDULE 5.2.3 sets forth each AANB Subsidiary. Each AANB Subsidiary (other than The Adams National Bank) is a corporation or limited liability company duly organized, validly existing nd in good standing under the laws of its jurisdiction of incorporation or organization.

5.3.     Capitalization.

         5.3.1. The authorized capital stock of AANB consists of 5,000,000 shares of AANB Common Stock, of which 3,322,820 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. There are 18,084 shares of AANB Common Stock held by AANB as treasury stock. Neither AANB nor any AANB Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of AANB Common Stock, or any other security of AANB or any securities representing the right to vote, purchase or otherwise receive any shares of AANB Common Stock or any other security of AANB, other than shares issuable under the AANB Stock Benefit Plans.

         5.3.2. AANB owns all of the common stock of The Adams National Bank. Either AANB or The Adams National Bank owns all of the outstanding shares of capital stock of each AANB Subsidiary.

         5.3.3. Except as set forth in AANB DISCLOSURE SCHEDULE 5.3.3, or as is set forth in the AANB proxy statement, to the Knowledge of AANB, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange
Act) of 5% or more of the outstanding shares of AANB Common Stock.

         5.3.4. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which AANB's stockholders may vote has been issued by AANB and are outstanding.

5.4.     Authority; No Violation.

         5.4.1. AANB has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by AANB and the completion by AANB of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of AANB, and no other corporate proceedings on the part of AANB are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by AANB, and subject to the receipt of the Regulatory Approvals described in Section
8.3 hereof constitutes the valid and binding obligations of AANB and The Adams National Bank, enforceable against AANB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

         5.4.2.   (A) The  execution  and  delivery of this  Agreement  by AANB,
(B) subject to receipt of the Regulatory Approvals, and CB&T's and AANB's compliance with any conditions contained therein, and subject to the receipt of the approval of the stockholders of CB&T, the consummation of the transactions contemplated hereby, and (C) compliance by AANB with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of AANB or any AANB Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to AANB or any AANB Subsidiary or any of their respective properties or assets; or
(iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of AANB or any AANB
Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on AANB and the AANB Subsidiaries taken as a whole.

5.5.     Consents.

         Except for the regulatory approvals referred to in Section 8.3 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of CB&T, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of AANB, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by AANB and the completion by AANB of the Merger. To AANB's knowledge, it has not received notice as of the date hereof that, any Bank Regulator intends to disapprove or object to the completion of the transactions contemplated by this Agreement.

5.6.     Financial Statements.

         AANB has previously made available to CB&T the AANB Financial Statements. The AANB Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of AANB and the AANB Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

5.7.     Taxes.

         AANB and the AANB Subsidiaries that are at least 80 percent owned by AANB are members of the same affiliated group within the meaning of Code Section 1504(a). AANB has duly filed all federal, state and material local tax returns required to be filed by or with respect to AANB and each Significant Subsidiary of AANB on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of AANB, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from AANB and any Significant Subsidiary of AANB by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, AANB has received no notice of, and to the Knowledge of AANB, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of AANB or any of its Significant Subsidiaries, and no claim has been made by any authority in a jurisdiction where AANB or any of its Significant Subsidiaries do not file tax returns that AANB or any such Significant Subsidiary is subject to taxation in that jurisdiction. Except as set forth in AANB DISCLOSURE SCHEDULE 5.7, AANB and its Significant Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. AANB and each of its Significant Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and AANB and each of its Significant Subsidiaries, to the Knowledge of AANB, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

5.8.     No Material Adverse Effect.

         Except as disclosed in AANB's Securities Documents filed on or prior to the date hereof, AANB and the AANB Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on AANB and the AANB Subsidiaries, taken as a whole.

5.9.     Ownership of Property; Insurance Coverage.

         5.9.1. AANB and each Significant Subsidiary of AANB has good and, as to real property, marketable title to all material assets and properties owned by AANB or each Significant Subsidiary of AANB in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the AANB Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Significant Subsidiary of AANB acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. AANB and the Significant Subsidiaries of AANB, as lessee, have the right under valid and subsisting leases of real and personal properties used by AANB and the Significant Subsidiaries of AANB in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

         5.9.2. AANB and each Significant Subsidiary of AANB currently maintain insurance considered by AANB to be reasonable for their respective operations. Neither AANB nor any Significant Subsidiary of AANB has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated. All such insurance is valid and enforceable and in full force and effect, and within the last three (3) years AANB and each Significant Subsidiary of AANB has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies except as disclosed in AANB DISCLOSURE SCHEDULE 5.9.2.

5.10.    Legal Proceedings.

         Except as disclosed in AANB DISCLOSURE SCHEDULE 5.10, neither AANB nor any AANB Subsidiary is a party to any, and there are no pending or, to AANB's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against AANB or any AANB Subsidiary, (ii) to which AANB or any AANB Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of AANB to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry referred to in clauses
(i) and (ii) which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

5.11.    Compliance With Applicable Law.

         5.11.1. To the Knowledge of AANB, each of AANB and each AANB Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither AANB nor any AANB Subsidiary has received any written notice to the contrary.

         5.11.2. Each of AANB and each AANB Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of AANB, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

         5.11.3. For the period beginning January 1, 2002, neither AANB nor any AANB Subsidiary has received any written notification or, to the Knowledge of AANB, any other communication from any Bank Regulator (i) asserting that AANB or any AANB Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces;
(ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to AANB or any AANB Subsidiary; (iii) requiring or threatening to require AANB or any AANB Subsidiary, or indicating that AANB or any AANB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of AANB or any AANB Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of AANB or any AANB Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither AANB nor any AANB Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to The Adams National Bank as to compliance with the CRA is satisfactory or better.

5.12.    AANB Common Stock

         The shares of AANB Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

5.13.    Material Contracts; Leases, Defaults.

         Neither AANB nor any AANB Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of AANB or any AANB Subsidiary; nor (ii) any agreement which by its terms limits the payment of dividends by AANB or any AANB Subsidiary.

5.14.    Securities Documents.

         AANB has made available to CB&T copies of its (i) annual reports on Form 10-K for the years ended December 31, 2003, 2002 and 2001, (ii) quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004, and (iii) proxy materials used or for use in connection with its meetings of stockholders held in 2004, 2003 and 2002. Such reports and proxy materials complied, at the time filed with the OCC and/or the SEC, in all material respects, with the Securities Laws, or OCC Regulations as the case may be.

                                   ARTICLE VI
                                COVENANTS OF CB&T

6.1.     Conduct of Business.

         6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of AANB, which consent will not be unreasonably withheld, conditioned or delayed, CB&T will, and will cause each CB&T Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would:
(i) adversely affect the ability of the parties to obtain the regulatory approvals referenced in Section 8.3 or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

         6.1.2. Negative Covenants. CB&T agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in CB&T DISCLOSURE SCHEDULE 6.1.2, or consented to by AANB in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the CB&T Subsidiaries not to:

         (A) change or waive any provision of its Articles of Incorporation, Charter or Bylaws, except as required by law;

         (B) change the number of authorized or issued shares of its capital stock, issue any shares of CB&T Common Stock that are held as "treasury shares" as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the CB&T Stock Benefit Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock.

         (C) enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

         (D)  except for the  establishment  of an  automated  banking facility
(ATM) at the main office at 320 North Marshall Street, Richmond, Virginia 23219, make application for the opening or closing of any, or open or close any, branch or automated banking facility;

         (E) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees except that CB&T may (i) authorize compensation increases including bonuses to non-executive officers in the ordinary course of business not to exceed $35,000.00 in the aggregate, after the execution of this Agreement through May 31, 2005, and (ii) hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

         (F) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan without the prior consent of AANB (and CB&T's past practice has been to contribute up to $350,000 in cash per year to its defined benefit plan in the ordinary course of business);

         (G) merge or consolidate CB&T or any CB&T Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of CB&T or any CB&T Subsidiary (except for subletting the Bookbindery office space located at 2201 West Broad Street, Richmond, Virginia 23220); make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between CB&T, or any CB&T Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any CB&T Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

         (H)  sell or otherwise  dispose of the capital stock of CB&T or sell or otherwise dispose of any asset of CB&T or of any CB&T Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of CB&T or of any CB&T Subsidiary to a lien, pledge, security interest or other encumbrance
(other  than  in  connection  with  deposits,   repurchase  agreements,  bankers
acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

         (I) take any action which would result in any of the representations and warranties of CB&T set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in
Article IX hereof not being satisfied, except in each case as may be required by applicable law;

         (J) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating CB&T;

         (K) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which CB&T or any CB&T Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

         (L) purchase any equity securities, or purchase any security for its investment portfolio inconsistent with CB&T's or any CB&T Subsidiary's current investment policy;

         (M) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the CB&T DISCLOSURE
SCHEDULE 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in an amount in excess of $300,000 for a commercial real estate loan, $300,000 for a construction loan, $300,000 for a commercial business loan, or in excess of $300,000 for a residential loan, except that if AANB does not object within 24 hours after confirmation of receipt of notification from CB&T of an intent to originate a loan in excess of the amounts set forth in this paragraph, consent shall be deemed to have been given by AANB. Notwithstanding Section 12.4 notice under this Section 6.1.2(M) may also be provided by facsimile or electronic mail.

         (N) except as set forth on the CB&T DISCLOSURE SCHEDULE 6.1.2(N), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate other than pursuant to CB&T's existing Insider Loan Policy;

         (O) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

         (P) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

         (Q) make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or by a Bank Regulator;

         (R) except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any CB&T Compensation and Benefit Plan;

         (S) except as set forth in CB&T DISCLOSURE SCHEDULE 6.1.2(S), make any capital expenditures in excess of $50,000 individually and in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

         (T) except as set forth in CB&T DISCLOSURE SCHEDULE 6.1.2(T), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

         (U) sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless The Adams National Bank has been given prior written notice of any loan participation being sold;

         (V) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of banking business;

         (W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding in an amount exceeding $50,000; or

         (X) agree to do any of the foregoing.

6.2.     Current Information.

         6.2.1. Subject to Section 12.1 hereof, during the period from the date of this Agreement to the Effective Time, CB&T will cause one or more of its representatives to confer with representatives of AANB and report the general status of its ongoing operations at such times as AANB may reasonably request. CB&T will promptly notify AANB of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving CB&T or any CB&T Subsidiary.

         6.2.2. Subject to Section 12.1 hereof, CB&T shall provide AANB, within thirty (30) days after the end of each month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means
(i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned,
(iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, CB&T shall provide AANB with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

         6.2.3. CB&T shall promptly inform AANB upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of CB&T or any CB&T Subsidiary under any labor or employment law.

6.3.     Access to Properties and Records.

         Subject to Section 12.1 hereof, CB&T shall permit AANB access upon reasonable notice to its properties and those of the CB&T Subsidiaries, and shall disclose and make available to AANB to the extent permitted by applicable law during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter CB&T reasonably determines should be treated as confidential) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which AANB may have a reasonable interest. CB&T shall provide and shall request its auditors to provide AANB with such historical financial information regarding it (and related audit reports and consents) as AANB may request for securities disclosure purposes. CB&T and each CB&T Subsidiary shall permit AANB at its own expense to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by CB&T or any CB&T Subsidiary.

6.4.     Financial and Other Statements.

         6.4.1. Promptly upon receipt thereof, CB&T will furnish to AANB copies of each annual, interim or special audit of the books of CB&T and the CB&T Subsidiaries made by its independent accountants and copies of all internal control reports submitted to CB&T by such accountants in connection with each annual, interim or special audit of the books of CB&T and the CB&T Subsidiaries made by such accountants.

         6.4.2. As soon as reasonably available, but in no event later than five
(5) business days after such documents are filed with the FRB, CB&T will deliver to AANB the Securities Documents filed by it with the FRB under the Securities Laws, and any call reports filed with the FDIC or the Bureau. Promptly after CB&T's board meeting but no later than thirty (30) days after the end of each month, CB&T will deliver to AANB a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

         6.4.3. CB&T will advise AANB promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of CB&T or any of the CB&T Subsidiaries.

         6.4.4. With reasonable promptness, CB&T will furnish to AANB such additional financial data that CB&T possesses and as AANB may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

6.5.     Maintenance of Insurance.

         CB&T shall maintain, and cause the CB&T Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business

6.6.     Disclosure Supplements.

         From time to time prior to the Effective Time, CB&T will promptly supplement or amend the CB&T DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such CB&T DISCLOSURE SCHEDULE or which is necessary to correct any information in such CB&T DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such CB&T DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7.     Consents and Approvals of Third Parties.

         CB&T shall use all commercially reasonable efforts, and shall cause each CB&T Subsidiary to use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, CB&T may utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

6.8.     All Reasonable Efforts.

         Subject to the terms and conditions herein provided, CB&T agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.9.     Failure to Fulfill Conditions.

         In the event that CB&T determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify AANB.

6.10.    No Solicitation.

         From and after the date hereof until the termination of this Agreement, neither CB&T, nor any CB&T Subsidiary, nor any of their respective officers, directors, employees, representatives, agents and affiliates (including, without limitation, any investment banker, attorney or accountant retained by CB&T or any of the CB&T Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and CB&T shall notify AANB orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director or employee, or, to CB&T's Knowledge, investment banker, financial advisor, attorney, accountant or other representative of CB&T may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of CB&T from (i) complying with its disclosure obligations under federal or state law; or (ii) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of CB&T determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to CB&T's stockholders from a financial point of view than the Merger;
(B) the Board of Directors of CB&T determines in good faith (after consultation with its financial and legal advisors) that the failure to furnish information to or enter into discussions with such Person would likely cause the Board of Directors to breach its fiduciary duties to stockholders under applicable law (such proposal that satisfies clauses (A) and (B) being referred to herein as a "Superior Proposal"); (C) CB&T promptly notifies AANB of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with CB&T or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreements that CB&T and AANB entered into; and (D) the CB&T Stockholders Meeting has not occurred. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving CB&T or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of CB&T and the CB&T Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any sale or tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of CB&T or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

6.11.    Reserves and Merger-Related Costs.

         On or before the Effective Time, and to the extent consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, CB&T shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of CB&T to those of AANB (as such practices and methods are to be applied to CB&T from and after the Closing Date) and AANB's plans with respect to the conduct of the business of CB&T following the Merger and otherwise to reflect Merger-related expenses and costs incurred by CB&T, provided, however, that CB&T shall not be required to take such action unless AANB agrees in writing that all conditions to closing set forth in
Article IX have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by AANB of the writing referred to in the preceding clause, CB&T shall provide AANB a written statement, certified without personal liability by the chief executive officer of CB&T and dated the date of such writing, that the representation made in
Section 4.16.1 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by CB&T or any CB&T Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 11.1.2 hereof.

                                   ARTICLE VII
                                COVENANTS OF AANB

7.1.     Conduct of Business.

         During the period from the date of this Agreement to the Effective Time, except with the written consent of CB&T, which consent will not be unreasonably withheld, conditioned or delayed, AANB will, and it will cause each AANB Subsidiary to: conduct its business only in the usual, regular and ordinary course consistent with past practices; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; (iv) change or waive any provision of its Certificate of Incorporation or Charter, except as required by law; or (v) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating AANB or The Adams National Bank. Additionally, AANB will not declare an extraordinary dividend or distribution on shares of AANB Common Stock.

7.2.     Disclosure Supplements.

         From time to time prior to the Effective Time, AANB will promptly supplement or amend the AANB DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such AANB DISCLOSURE SCHEDULE or which is necessary to correct any information in such AANB DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such AANB DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

7.3.     Consents and Approvals of Third Parties.

         AANB shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

7.4.     All Reasonable Efforts.

         Subject to the terms and conditions herein provided, AANB agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

7.5.     Failure to Fulfill Conditions.

         In the event that AANB determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will notify CB&T.

7.6.     Employee Benefits.

         7.6.1 AANB will review all other CB&T Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans. In the event employee compensation and/or benefits as currently provided by CB&T are changed or terminated by AANB, in whole or in part, AANB shall provide continuing employees with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits currently provided to CB&T employees. All CB&T Employees who become participants in an AANB Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of CB&T or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given under the AANB ESOP or under the AANB retiree health plan. This Agreement shall not be construed to limit the ability of AANB to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate.

7.7.     Directors and Officers Indemnification and Insurance.

         7.7.1. AANB shall maintain, or shall cause The Adams National Bank to maintain, in effect for three years following the Effective Time, the current directors' and officers' liability insurance policies maintained by CB&T (provided, that AANB may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall AANB be required to expend pursuant to this Section 7.7.1 in the aggregate more than 125% of the annual cost currently expended by CB&T with respect to such insurance (the "Maximum Amount"); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, AANB shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, CB&T agrees in order for AANB to fulfill its agreement to provide directors and officers liability insurance policies for three years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

         7.7.2. In addition to Section 7.7.1, for a period of three years after the Effective Time, AANB shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of CB&T or an CB&T Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of AANB, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of CB&T or a CB&T Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under Virginia law (to the extent not prohibited by federal law) and under CB&T's Articles of Incorporation and Bylaws. AANB shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by Virginia law (to the extent not prohibited by federal law) upon receipt of an undertaking to repay such advance payments if the Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.7.2 upon learning of any Claim, shall notify AANB (but the failure so to notify AANB shall not relieve it from any liability which it may have under this Section 7.7.2, except to the extent such failure materially prejudices AANB) and shall deliver to AANB the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) AANB shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption AANB shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if AANB elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between AANB and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and AANB shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, AANB shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received, (3) AANB shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) he shall have been adjudicated in any non-appealable proceeding to have engaged in willful misconduct in, or a knowing violation of criminal law, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party engaged in willful misconduct or a knowing violation of criminal law. Such determination shall be made in accordance with Article VII, Section 5 of the CB&T Articles of Incorporation in effect on the date hereof. Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation is made against any Indemnified Party on or prior to the third anniversary of the Effective Time, the provisions of this Section 7.7.2 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

7.8.     Stock Listing.

         AANB agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the AANB Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of AANB Common Stock to be issued in the Merger.

7.9.     Employee Proceedings.

         AANB shall promptly inform CB&T upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of AANB or any AANB Subsidiary under any labor or employment law.

7.10.    Access to Properties and Records.

         Subject to Section 12.1 hereof, AANB shall permit CB&T access upon reasonable notice to its properties, and shall disclose and make available to CB&T, to the extent permitted by applicable law and consistent with AANB's legal obligations, during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter AANB reasonably determines should be treated as confidential) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, and any other business activities or prospects in which CB&T may have a reasonable interest.

7.11.    Capital Contribution.

         AANB shall make a capital contribution to CB&T in an amount sufficient to obtain regulatory approval of the Merger.

                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

8.1.     Meetings of Stockholders.

         8.1.1. CB&T will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in CB&T's reasonable judgment, necessary or desirable (the "CB&T Stockholders Meeting"), (ii) in connection with the solicitation of proxies with respect to the CB&T Stockholders Meeting, have its Board of Directors recommend approval of this Agreement to the CB&T stockholders unless the Board of Directors shall have determined that such recommendation would violate its fiduciary duties under applicable law; and (iii) cooperate and consult with AANB with respect to each of the foregoing matters.

8.2.     Proxy Statement-Prospectus; Merger Registration Statement.

         8.2.1. For the purposes (x) of registering AANB Common Stock to be offered to holders of CB&T Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the CB&T stockholder's meeting, AANB shall draft and prepare, and CB&T shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by CB&T to the CB&T stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). AANB shall provide CB&T and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. AANB shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of AANB and CB&T shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and CB&T shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. AANB shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and CB&T shall furnish all information concerning CB&T and the holders of CB&T Common Stock as may be reasonably requested in connection with any such action.

         8.2.2. Each party acknowledges that time is of the essence in connection with the preparation and filing of the Merger Registration Statement. AANB will advise CB&T promptly after AANB receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of AANB Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and AANB will provide CB&T with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as CB&T may reasonably request.

         8.2.3. CB&T and AANB shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, CB&T shall cooperate with AANB in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and AANB shall file an amended Merger Registration Statement with the SEC, and each of CB&T and AANB shall mail an amended Proxy Statement-Prospectus to CB&T's stockholders.

8.3.     Regulatory Approvals.

         Each of CB&T and AANB will cooperate with the other and use all reasonable efforts to promptly prepare and, within 60 days after the date hereof or as soon thereafter as practicable, file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the OCC, the FRB, FDIC and the Bureau and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. CB&T and AANB will furnish each other and each other's counsel with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of CB&T or AANB to any Bank Regulator or governmental body in connection with the Merger and the other transactions contemplated by this Agreement. Each party acknowledges that time is of the essence in connection with the preparation and filing of the documentation referred to above. CB&T shall have the right to review in advance all characterizations of the information relating to CB&T and any of its Subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body.

8.4.     Affiliates.

         8.4.1. CB&T shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of CB&T to deliver to AANB, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the CB&T Stockholders Meeting, a written agreement, in the form of Exhibit B hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of AANB Common Stock to be received by such "affiliate" as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

                                   ARTICLE IX
                               CLOSING CONDITIONS

9.1.     Conditions to Each Party's Obligations under this Agreement.

         The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

         9.1.1. Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of CB&T.

         9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

         9.1.3. Regulatory Approvals. All required Regulatory Approvals shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired; and no such Regulatory Approval shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of AANB, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of CB&T and AANB or otherwise materially impair the value of CB&T to AANB.

         9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of AANB Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

         9.1.5. Nasdaq Listing. The shares of AANB Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq Stock Market, subject to official notice of issuance.

         9.1.6. Tax Opinion. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing date, AANB and CB&T shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C. reasonably acceptable in form and substance to AANB, dated as of the Closing Date, substantially to the effect that, for Federal income tax purposes:

         (A) The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of
Section 368(a) of the Code;

         (B) No gain or loss will be recognized by AANB or CB&T by reason of the Merger;

         (C) The exchange of CB&T Common Stock to the extent exchanged for AANB Common Stock will not give rise to recognition of gain or loss for Federal income tax purposes to the stockholders of CB&T;

         (D) The basis of the AANB Common Stock to be received (including any fractional shares deemed received for tax purposes) by a CB&T stockholder will be the same as the basis of the CB&T Common Stock surrendered pursuant to the Merger in exchange therefore, increased by any gain recognized by such CB&T stockholder as a result of the Merger; and

         (E) The holding period of the shares of AANB Common Stock to be received by a stockholder of CB&T will include the period during which the stockholder held the shares of CB&T Common Stock surrendered in exchange therefor, provided the CB&T Common Stock surrendered is held as a capital asset at the Effective Time;

provided, however, that opinions (A), (C), (D) and (E) need not be rendered in the event that the Merger Consideration is paid in cash.

9.2.     Conditions to the Obligations of AANB under this Agreement.

         The obligations of AANB under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing Date:

         9.2.1. Representations and Warranties. Each of the representations and warranties of CB&T set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and CB&T shall have delivered to AANB a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of CB&T as of the Effective Time.

         9.2.2. Agreements and Covenants. CB&T shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and AANB shall have received a certificate signed on behalf of CB&T by the Chief Executive Officer and Chief Financial Officer of CB&T to such effect dated as of the Effective Time.

         9.2.3. Permits, Authorizations, Etc. CB&T and the CB&T Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required to be obtained by it for the lawful consummation of the Merger.

         9.2.4. Audit of CB&T Pension Plan. CB&T shall have obtained an audit of its Defined Benefit Pension Plan as of December 31, 2004. Such audit shall not reveal there to be an unfunded pension liability materially and adversely different from that set forth in CB&T DISCLOSURE SCHEDULE 4.13.

         9.2.5 Dissenters' Rights. The holders of no more than 10% of the CB&T shares have indicated their intention to seek dissenters' rights of appraisal.

    CB&T will furnish AANB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as AANB may reasonably request.

         9.3. Conditions to the Obligations of CB&T under this Agreement.

    The obligations of CB&T under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.5 at or prior to the Closing Date:

         9.3.1. Representations and Warranties. Each of the representations and warranties of AANB set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 5.1; and AANB shall have delivered to CB&T a certificate to such effect signed by the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of AANB as of the Effective Time.

         9.3.2. Agreements and Covenants. AANB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and CB&T shall have received a certificate signed on behalf of AANB by the Chief Executive Officer or Chief Operating Officer and Chief Financial Officer of AANB to such effect dated as of the Effective Time.

         9.3.3. Permits, Authorizations, Etc. AANB and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required to be obtained by it for the lawful consummation of the Merger.

         9.3.4. Payment of Merger Consideration. AANB shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide CB&T with a certificate evidencing such delivery.

    AANB will furnish CB&T with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as CB&T may reasonably request.

                                   ARTICLE X
                                   THE CLOSING

10.1.    Time and Place.

         Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m., or at such other place or time upon which AANB and CB&T mutually agree. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date.

10.2.    Deliveries at the Pre-Closing and the Closing.

         At the Pre-Closing there shall be delivered to AANB and CB&T the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, AANB shall deliver the Merger Consideration as set forth under Section 9.3.4 hereof.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

11.1.    Termination.

         This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of CB&T:

         11.1.1. At any time by the mutual written agreement of AANB and CB&T;

         11.1.2. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

         11.1.3. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

         11.1.4. At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by AANB and CB&T; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

         11.1.5. By either party, if the stockholders of CB&T shall have voted at the CB&T Stockholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

         11.1.6. By either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby,
(ii) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

         11.1.7. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement.

         11.1.8. By the Board of Directors of AANB if CB&T has received a Superior Proposal and the Board of Directors of CB&T has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to AANB.

         11.1.9. By the Board of Directors of CB&T if CB&T has received a Superior Proposal and the Board of Directors of CB&T has made a determination to accept such Superior Proposal; provided that CB&T shall not terminate this Agreement pursuant to this Section 11.1.9 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following AANB's receipt of written notice advising AANB that CB&T has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether CB&T intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, CB&T shall provide a reasonable opportunity to AANB during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable CB&T to proceed with the Merger on such adjusted terms.

11.2.    Effect of Termination.

         11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.2, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

         11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

         (A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         (B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

         (C) As a condition of AANB's willingness, and in order to induce AANB to enter into this Agreement, and to reimburse AANB for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, CB&T hereby agrees to pay AANB, and

AANB shall be entitled to payment of, a fee of $275,000 plus all expenses, up to $75,000, incurred by AANB in connection with negotiating the Agreement undertaking the actions to complete the Merger (the "Fee"), within three business days after written demand for payment is made by AANB, following the occurrence of any of the events set forth below:

         (i) CB&T terminates this Agreement pursuant to Section 11.1.9 or AANB terminates this Agreement pursuant to Section 11.1.8; or

         (ii) The entering into a definitive agreement by CB&T relating to an acquisition proposal by another company ("Acquisition Proposal") or the consummation of an Acquisition Proposal involving CB&T within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by AANB pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by CB&T or any CB&T Subsidiary; or (ii) the failure of the stockholders of CB&T to approve this Agreement after the occurrence of an Acquisition Proposal.

         (D) If demand for payment of the Fee is made pursuant to Section 11.2.2(C) and payment is timely made, then AANB will not have any other rights or claims against CB&T or its Subsidiaries, or their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of AANB against CB&T and its Subsidiaries and their respective officers and directors.

11.3.    Amendment, Extension and Waiver.

         Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of CB&T), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of CB&T, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to CB&T's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to
Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

                                  ARTICLE XII
                                  MISCELLANEOUS

12.1.    Confidentiality.

         Except as specifically set forth herein, AANB and CB&T mutually agree to be bound by the terms of the confidentiality agreements dated October 11, 2004 (the "Confidentiality Agreements") previously executed by the parties hereto, which Confidentiality Agreements are hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

12.2.    Public Announcements.

         CB&T and AANB shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither CB&T nor AANB shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

12.3.    Survival.

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

12.4.    Notices.

         All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

          If to CB&T, to:              Kim D. Saunders
                                       President and Chief Executive Officer
                                       320 North First Street
                                       P.O. Box 26823
                                       Richmond, Virginia 23261-6823

          With required copies to:     Adam N. Harrell, Jr., Esq.
                                       Gerald W.S. Carter, Esq.
                                       Harrell & Chambliss LLP
                                       707 East Main Street
                                       Suite 1000
                                       Richmond, Virginia 23219

                                       J. Christopher Wiltshire, Esq.
                                       McGuire Woods LLP
                                       One James Center
                                       Richmond, Virginia 23219

          If to AANB, to:              Jeanne D. Hubbard
                                       Chairwoman of the Board, Chief Executive
                                       Officer
                                       and President
                                       Abigail Adams National Bancorp, Inc.
                                       1130 Connecticut Avenue, NW
                                       Washington, DC 20036

          With required copies to:
                                                and

                                       Alan Schick, Esq.
                                       Ned Quint, Esq.
                                       Luse Gorman Pomerenk & Schick, P.C.
                                       5335 Wisconsin Avenue, N.W., Suite 400
                                        Washington, D.C. 20015

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

12.5.    Parties in Interest.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III and Section 7.9 and 7.10 of this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

12.6.    Complete Agreement.

         This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section
12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

12.7.    Counterparts.

         This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

12.8.    Severability.

         In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

12.9.    Governing Law.

         This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

12.10.   Interpretation.

         When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

12.11.   Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, AANB and CB&T have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                       Abigail Adams National Bancorp, Inc.


Dated:   February 9, 2005              By: /s/ Jeanne D. Hubbard
                                       Name:   Jeanne D. Hubbard
                                       Title:  Chairwoman,
                                       Chief Executive Officer and President



                                       Consolidated Bank & Trust Company


Dated:   February 9, 2005              By:/s/ Walton M. Belle
                                       Name:   Walton M. Belle
                                       Title:  Chairman of the Board